UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYTR	OTC Market
Series B Junior Participating Preferred Stock Purchase Rights		OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On July 13, 2021, CytRx Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed to sell in a registered direct offering (the “Registered Direct Offering”) 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $0.88 per share (the “Shares”).

Concurrently with the sale of the Shares in the Registered Direct Offering, in a private placement offering pursuant to the Purchase Agreement (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”), the Company also agreed to sell to the investor additional 8,240 shares of the Company’s Series C 10.00% Convertible Preferred Stock (the “Series C Preferred Stock”) at a price of $1,000 per share, initially convertible into an aggregate of up to 9,363,637 shares of the Company’s Common Stock, at a conversion price of $0.88 per share of Common Stock, together with preferred investment options (the “Preferred Investment Options”) to purchase up to 11,363,637 shares of Common Stock, with an exercise price of $0.88. The Series C Preferred Stock may not be converted until stockholder approval (the “Stockholder Approval”) has been obtained to amend our restated certificate of incorporation to increase the number of authorized shares of common stock above 41,666,666. The Preferred Investment Options have a term of five and one-half years, commencing on the date which an amendment to the Company’s Restated Certificate of Incorporation, as amended, that increases the number authorized shares of Common Stock above 41,666,666, is filed and accepted with the Secretary of State of the State of Delaware (the “Authorized Share Increased Date”).

The aggregate gross proceeds to the Company from the Offerings will be approximately $10 million. The closing is expected to occur on July 15, 2021 (the “Closing Date”). The net proceeds to the Company from the Offerings, after deducting the placement agent’s fees and expenses and estimated offering expenses, are expected to be approximately $9,142,000. The Company intends to use the net proceeds for working capital purposes

Pursuant to the Purchase Agreement, the Company must hold a meeting of its stockholders not later than September 25, 2021 (the “Meeting Deadline”) to seek the Stockholder Approval. In the event such Stockholder Approval is not received on or prior to the Meeting Deadline, the Company must hold an additional meeting of its stockholders every three months thereafter until the stockholder approval is obtained.

The Shares issuable in the Registered Direct Offering are being issued pursuant to a “shelf” registration statement on Form S-3 (File No. 333- 255431), previously filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2021 (as amended on May 14, 2021) and declared effective by the SEC on July 12, 2021, and a base prospectus thereunder. The Registered Direct Offering is being made only by means of a prospectus supplement that forms a part of such registration statement. A final prospectus supplement and the accompanying base prospectus relating to the Registered Direct Offering were filed with the SEC.

The Series C Preferred Stock and Preferred Investment Options being sold in the Private Placement, together with any Common Stock issuable upon conversion or exercise thereunder, as the case may be, are being offered without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In the Purchase Agreement, the Company has agreed (i) not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of any of its common stock or common stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto, subject to certain exceptions, for a period ending at the later of (a) 90 days after a resale registration statement registering the resale under the Securities Act of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock or exercise of the Preferred Investment Options, as applicable, has been declared effective by the SEC or (b) the Authorized Share Increase Dateor (b) the day of the Stockholder Approval. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the date of the Purchase Agreement, subject to certain exceptions (including an at-the-market offering program through the placement agent).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summaries of the terms of these documents herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of Haynes and Boone, LLP relating to the validity of the Shares of the Company’s Common Stock issued in the Offerings is filed herewith as Exhibit 5.1.

Placement Agent Compensation

H.C. Wainwright & Co., LLC (“Wainwright”) acted as exclusive placement agent for the Offerings pursuant to an engagement letter dated as of July 6, 2021 (as amended on July 9, 2021, the “Engagement Letter”). The Company has agreed to pay Wainwright a cash fee equal to 6.0% of the aggregate gross proceeds received by the Company in the Offerings, or approximately $0.6 million. The Company also agreed to reimburse Wainwright for non-accountable expenses equal to $75,000 and to pay up to $6,600 for escrow fees. In addition, the Company has agreed to pay Wainwright a cash fee equal to 6.0% of the gross proceeds received by the Company in connection with any exercises of the Preferred Investment Options in the Private Placement.

Terms of Series C Preferred Stock

Under the Certificate of the Designations, Powers, Preferences and Rights of Series C 10.00% Convertible Preferred Stock (the “Certificate of Designations”), each share of Series C Preferred Stock will be convertible, subject to the Beneficial Ownership Limitation (as defined below), at either the holder’s option or at the Company’s option (a “Company Initiated Conversion”) at any time following the Stockholder Approval, into Common Stock at a conversion rate equal to the quotient of (i) the Series C Stated Value of $1,000 (the “Series C Stated Value”) plus, in the case of a Company Initiated Conversion, all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock, divided by (ii) the initial conversion price of $0.88, subject to specified adjustments for stock splits, stock dividends, reclassifications or other similar events as set forth in the Certificate of Designations.

The Certificate of Designations contains limitations that prevent the holder thereof from acquiring shares of Common Stock upon conversion that would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”), except that upon notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding shares of Common Stock after converting the holder’s shares of Series C Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of outstanding shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the shares of Series C Preferred Stock held by the holder and provided that any increase in the Beneficial Ownership Limitation shall not be effective until 61 days following notice to the Company

Each holder of shares of Series C Preferred Stock is entitled to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by the Board of Directors of the Company (the “Board”), out of assets legally available therefore, quarterly in arrears on the first day of January, April, July and October in each year, commencing on the date of issuance, at the dividend rate of 10.00% per year. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.

Under the Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid and accumulated dividends thereon.

The holders of the Series C Preferred Stock may vote their shares of Series C Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation (which Beneficial Ownership Limitation shall be calculated on a basis which includes the number of shares of common stock which are issuable upon conversion of the unconverted Series C Stated Value beneficially owned by a holder or any of its affiliates or attribution parties on all matters submitted to the holders of Common Stock for approval. The Company may not take the following actions without the prior consent of the holders of at least a majority of the Series C Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designations) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

The foregoing summary of the terms of the Certificate of Designations is subject to, and qualified in their entirety by, the form of such document, which is filed as Exhibit 3.1 and incorporated herein by reference.

Terms of Preferred Investment Options

The Preferred Investment Options to purchase up to 11,363,637 shares of Common Stock, are exercisable at a price of price of $0.88 per share. The Preferred Investment Options have a term of five and one-half years from the Authorized Share Increase Date. The holders of the Preferred Investment Options may exercise the Preferred Investment Options on a cashless basis, solely to the extent there is no effective registration registering, or the prospectus therein is not available for the resale of the shares of Common Stock issuable at the time of exercise. The Company is prohibited from effecting an exercise of any Preferred Investment Options to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise of the Preferred Investment Options by the holder (the “PIO Beneficial Ownership Limitation”), except that upon notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Preferred Investment Options, provided that the PIO Beneficial Ownership Limitation in no event exceeds 9.99% of the number of outstanding shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Preferred Investment Options held by the holder and provided that any increase in the PIO Beneficial Ownership Limitation shall not be effective until 61 days following notice to the Company. The Preferred Investment Options provide for a Black-Scholes payout upon certain fundamental change transactions relating to the Company, as specified therein.

Until the Authorized Share Increase Date, the Company may not issue any shares of Common Stock upon exercise of the Preferred Investment Options.

The form of the Preferred Investment Option is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Preferred Investment Options is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the Offerings, the Company entered into a registration rights agreement, dated as of July 13, 2021 (the “Registration Rights Agreement”), with the investor named therein, pursuant to which the Company will undertake to file, within five calendar days of the date of the filing of the proxy statement seeking the Stockholder Approval, a resale registration statement to register the shares of Common Stock issuable upon: (i) the conversion of the Series C Preferred Stock sold in the Private Placement and (ii) the exercise of the Preferred Investment Options (the “Registrable Securities”); and to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 75 days following the pricing date of this offering, or no later than 105 days following such date in the event of a “full review” by the SEC, and shall use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. The Registration Rights Agreement provides for liquidated damages to the extent that the Company does not file or maintain a registration statement in accordance with the terms thereof.

The form of the Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series C Preferred Stock and the Preferred Investment Options, and any related shares of Common Stock, was made pursuant to Section 4(a)(2) as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above in Item 1.01 and Item 5.03 below is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Series C Preferred Stock is incorporated herein by reference. In connection with the Purchase Agreement and the Offerings described in Item 1.01 above, on July 14, 2021, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations for the Series C Preferred Stock, which became immediately effective. The Board approved the filing of the Certificate of Designations on the same date.

Item 8.01. Other Events.

On July 13, 2021, the Company issued a press release announcing the Offerings and the pricing thereof. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of the Designations, Powers, Preferences and Rights of Series C 10.00% Convertible Preferred Stock.
4.1	Form of Preferred Investment Option.
5.1	Opinion of Haynes and Boone, LLP.
10.1*	Form of Securities Purchase Agreement, dated as of July 13, 2021, by and between the Company and the purchaser thereto.
10.2*	Form of Registration Rights Agreement, dated as of July 13, 2021, by and between the Company and the purchaser thereto.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1 hereto).
99.1	Press Release, dated July 13, 2021.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: July 15, 2021	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer